SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007
________________

First Federal Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25509	42-1485449
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer Identification No.)
of incorporation)

329 Pierce Street, Sioux City, Iowa  51101
(Address of principal executive offices)

(712) 277-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 19, 2008, the Audit Committee of the Board of Directors of First Federal Bankshares, Inc. (the “Company”), upon the recommendation of the Company’s management, concluded that the Company’s Unaudited Consolidated Statements of Financial Condition, Unaudited Consolidated Statements of Changes in Stockholders’ Equity, and Unaudited Consolidated Statements of Comprehensive Income as of and for the three and six month periods ended December 31, 2007, should no longer be relied upon. The Company intends to file an amended Form 10-Q that will include a restatement of the aforementioned financial statements.  The restatement will not affect the Company’s Unaudited Consolidated Statements of Income or Unaudited Consolidated Statements of Cash Flows for the three and six month periods ended December 31, 2007.

The restatement was necessitated by an error in determining the fair value of one of the Company’s trust-preferred pooled securities, which are included in the Company’s securities available-for-sale.  The error was due to inaccurate pricing information from the third party entities that provide this information to the Company.

Management anticipates that, as a result of the restatement, the fair value of the Company’s securities available for sale as of December 31, 2007, will decline by $2.7 million and the Company’s total stockholders’ equity will decline by $1.7 million (as a result of a like increase in accumulated other comprehensive loss, which is a component of stockholders’ equity).  In addition, the Company’s deferred income tax asset will increase by $1.0 million, which is included as a component of other assets in the Company’s Unaudited Consolidated Statements of Financial Condition.

The Audit Committee discussed the matters described in this Current Report with the Company’s independent accountant.

Section 8 – Other Events

Item 8.01. Other Events.

Federal law and regulation generally permit the Company's federal savings association subsidiary to invest up to 35% of its assets in commercial paper and corporate debt securities. Notwithstanding this investment limit, guidance issued by the Office of Thrift Supervision ("OTS") imposes lower limits on such investments, absent OTS approval.  The Company was recently advised by the OTS that the aggregate amount of the Company's portfolio of trust-preferred pooled securities ($57.9 million at December 31, 2007) exceeds OTS regulatory guidelines. The Company is currently in discussions with the OTS about the size of this portfolio and, in response to an OTS request, expects to file with the OTS by March 15, 2008, a plan to come into compliance with such regulatory guidelines and the timeframe for doing so. As part of such plan, the Company intends to seek OTS approval to allow the Company to retain such securities, notwithstanding the regulatory guidelines. There can be no assurance that the Company will obtain the approval. Any future directive by the OTS to sell such securities could result in a material adverse effect on the Company's future earnings and stockholders' equity.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FEDERAL BANKSHARES, INC.

DATE: February 25, 2008	By:	/s/Michael W. Dosland
Michael W. Dosland
President and Chief Executive Officer

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